Exhibit 99.1

Mistras Group, Inc. Announces Acquisition of West Penn Non-Destructive Testing, LLC

MISTRAS Group, Inc., December 21, 2017 4:01 PM

PRINCETON JUNCTION, N.J., December 21, 2017 (GLOBE NEWSWIRE) - Mistras Group, Inc. (MG: NYSE), a leading "one source" global provider of technology-enabled asset protection solutions, announced that it acquired West Penn Non-Destructive Testing, LLC (West Penn) for $74 million in cash.

West Penn is headquartered near Pittsburgh, Pennsylvania, and also has locations in Richburg, South Carolina and Savannah, Georgia. West Penn provides a wide variety of non-destructive testing services at its in-house facilities focused primarily on aerospace customers. West Penn is Nadcap accredited, ISO 9001 and AS 9100 certified, and complies with an extensive array of client and industry codes and specifications.

Chief Executive Officer Dennis Bertolotti stated, "We are excited to welcome West Penn to Mistras Group. The entire West Penn team has been extremely focused on developing strong relationships with tier one and tier two suppliers and supports important new product innovations within the aerospace industry. West Penn is not only an important addition to our team, but also a key part of our strategy to increase our aerospace business and our focus on new aerospace engine programs.”

West Penn’s president Jim DeCellis will function as Mistras Group’s regional manager overseeing the West Penn business as part of the Company’s Services segment.

Mistras funded the West Penn acquisition with borrowings from its recently amended $250 million agreement that was announced earlier this month. The Company expects this acquisition to be accretive to earnings per share in 2018.

Conference Call
In connection with this release, Mistras will hold a conference call on December 22, 2017 at 9:00 a.m. (Eastern). The call will be broadcast over the Web and can be accessed on Mistras' Website, www.mistrasgroup.com. Individuals in the U.S. wishing to participate in the conference call by phone may call 1-844-832-7227 and use confirmation code 6779939 when prompted. The International dial-in number is 1-224-633-1529.

About Mistras Group, Inc.

Mistras offers one of the broadest "one source" services and technology-enabled asset protection solution portfolios in the industry used to evaluate the structural integrity of energy, industrial and public infrastructure. Mission critical services and solutions are delivered globally and provide customers with the ability to extend the useful life of their assets, improve productivity and profitability, comply with government safety and environmental regulations and enhance risk management operational decisions.

Mistras uniquely combines its industry leading products and technologies - 24/7 on-line monitoring of critical assets; mechanical integrity ("MI") and non-destructive testing ("NDT") services; destructive testing services; and its proprietary world class data warehousing and analysis software - to provide comprehensive and competitive products, systems and services solutions from a single source provider.

For more information, please visit the company's website at www.mistrasgroup.com.

Forward-Looking and Cautionary Statements

Certain statements made in this press release are "forward-looking statements" about Mistras' financial results and estimates, products and services, business model, strategy, growth opportunities, profitability and competitive position, and other matters. These forward-looking statements generally use words such as "future," "possible," "potential," "targeted," "anticipate," "believe," "estimate," "expect," "intend," "plan," "predict," "project," "will," "may," "should," "could," "would" and other similar words and phrases. Such statements are not guarantees of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved, if at all. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. A list, description and discussion of these and other risks and uncertainties can be found in the "Risk Factors" section of the Company's Transition Report on Form 10-K filed with the Securities and Exchange Commission on March 20, 2017, as updated by our reports on Form 10-Q and Form 8-K. The forward-looking statements are made as of the date hereof, and Mistras undertakes no obligation to update such statements as a result of new information, future events or otherwise.